UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST

EVENT REPORTED): May 31, 2007

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, on May 21, 2007, Stephen E. Tremblay transitioned from his position as chief financial officer of Vertis, Inc. (“Vertis” or the “Company”) to senior vice president, corporate development.  In connection with Mr. Tremblay’s transition, Vertis entered into a transition arrangement with Mr. Tremblay effective May 31, 2007 (the “Tremblay Arrangement”).

Pursuant to the Tremblay Arrangement, the Company agreed to provide Mr. Tremblay with eighteen months of severance at his current salary on the condition that he does not terminate his employment with the Company before June 30, 2007.  Additionally, the Company will pay Mr. Tremblay a pro-rata portion of his bonus under the Company’s Management Incentive Compensation Plan, based on the number of months in 2007 he is employed by the Company, to be paid on the same date as all other Vertis executives.  In the event Mr. Tremblay’s employment is terminated on or after June 30, 2007, the Company also agreed to pay for outplacement services, not to exceed $20,000, if completed within six months of Mr. Tremblay’s termination date.

The terms of the Tremblay Arrangement further provide for mutual general liability releases and also for indemnification by the Company of Mr. Tremblay for claims arising out of or in connection with Mr. Tremblay’s employment as an officer of the Company.

The description of the Tremblay Arrangement set forth above is qualified in its entirety by reference to the actual terms of the Tremblay Arrangement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
Name: Barry C. Kohn
Title: Chief Financial Officer

Date:  June 7, 2007